EXHIBIT 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Equity Owned by Parent

Cable One, Inc.	Delaware	100%
The Daily Herald Company	Washington	100%
Forney Corporation	Delaware	100%
Forney Maquila, LLC	Delaware	100%
FMMX S. de R.L. de C.V.	Mexico	100%	(a)
FSM S. de R.L. de C.V.	Mexico	100%	(b)
Kaplan, Inc.	Delaware	99.44%
Kaplan Netherlands B.V.	The Netherlands	100%
Kaplan Holdings Limited	Hong Kong	100%
Kaplan Financial (HK) Limited	Hong Kong	100%
Kaplan Language Training (HK) Limited	Hong Kong	100%
Kaplan Institute Limited	Hong Kong	100%
Shanghai Kaplan Education Investment Consulting Co. Ltd.	China (PR)	100%
Kaplan Singapore Pte. Ltd	Singapore	100%
Kaplan Professional Learning Pte. Ltd	Singapore	100%
Kaplan Learning Institute Pte. Ltd	Singapore	100%
Kaplan Higher Education Institute Pte. Ltd	Singapore	100%
Kaplan Higher Education (HK) Limited	Hong Kong	100%
Kaplan Higher Education Academy Pte. Ltd	Singapore	100%
Lotus Advertising Pte Ltd	Singapore	100%
Brightstar Investment and Education Joint Stock Company	Vietnam	49%
The Financial Training (Shanghai) Co., Ltd	China (PR)	100%
Shanghai Kai Bo Education Investment Management Co. Limited	China (PR)	100%
Shanghai Kai Chuang Educational Consulting Co. Ltd	China (PR)	85%
Shanghai Kai Bo School	China (PR)	100%
Zhejiang Kaplan Shinyway Education Investment Management Co. Ltd.	China (PR)	42.5%
Suzhou Overseas Education Training Centre	China (PR)	59.5%
Chongqing Shapingpa Kai Bo Education Training School	China (PR)	100%
Chengdu Kai Bo Training School	China (PR)	100%
Qingdao Kai Bo Education Investment Consulting Company	China (PR)	100%
Qingdao Kai Bo Foundation Education School	China (PR)	100%
Qingdao Kai Bo International Education Exchange	China (PR)	100%
Coxcourt Limited	Ireland	100%
Accountancy & Business College Holdings Limited	Ireland	100%	(c)
Accountancy & Business College (Ireland) Limited	Ireland	100%
Methley Limited	Ireland	100%
Kitagarth Services	Ireland	100%
European Business School (Ireland) Limited	Ireland	100%
LSB College Limited	Ireland	100%
The Dublin Business School Limited	Ireland	100%
Kaplan International, Inc.	Delaware	100%
KPE, LLC	Delaware	100%
Kaplan Test Prep and Admissions Limited	England & Wales	100%
Kaplan (Canada) Ltd.	Ontario	100%
U.S. CPA ExamPrep, Inc.	Ontario	100%
Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	100%	(d)
Education HR Services Mexico, S. de R.L. de C.V.	Mexico	100%	(d)
Kaplan English Colleges Pty Limited	Australia	100%
Kaplan Aspect Cairns Pty Limited	Australia	100%
Access Learning Institutes Pty Limited	Australia	100%
Kaplan Higher Education, LLC	Delaware	100%
Andon Colleges, Inc.	California	100%

DEST Education Corporation	California	100%
California Academy of Merchandising, Art & Design, Inc.	Delaware	100%
CHI Acquisition Corp.	Delaware	100%
Computer Hardware Service Company, Inc.	Pennsylvania	100%
Denver Acquisition Corp.	Delaware	100%
J.Y. Monk Real Estate Training Center, Inc.	North Carolina	100%
Educational Ventures (Texas), Inc.	Delaware	100%
Texas Educational Ventures, LP	Texas	100%	(e)
Heritage-KHEC, Inc.	Nevada	100%
ICM Acquisition Corp.	Delaware	100%
Iowa College Acquisition, LLC	Delaware	100%
DF Institute, LLC	Illinois	100%
Insight Schools, Inc.	Oregon	100%
Kaplan University PTY LTD	Australia	100%
MTSX Acquisition Corp.	Delaware	100%
Maric Learning Systems	California	100%
New Hampshire Acquisition Corp.	Delaware	100%
Hesser, Inc.	New Hampshire	100%
OIOPT Acquisition Corp.	Delaware	100%
Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%
Quest Ventures, LLC	Delaware	100%
RETS Acquisition Corp.	Massachusetts	100%
SACMD Acquisition Corp.	Delaware	100%
Sawyer-KHEC, Inc.	Indiana	100%
Sawyer College, Inc.	Indiana	100%
Scottsdale Educational Center for Allied Health Careers, Incorporated	Arizona	100%
StudentAdvisor, LLC	Delaware	100%
Tesst-Kap, LLC	Delaware	100%
Thompson Education, LLC	Delaware	100%
Kaplan Lifelong Learning, LLC	Delaware	100%
KV EdTech Partners LLC	Delaware	100%
Kaplan Mexico Holdings, LLC	Delaware	100%
Kaplan (India) Private Limited	India	100%	(f)
Kaplan (PR) Inc.	Puerto Rico	100%
Learningpod, Inc.	Delaware	100%
MG Prep, Inc.	New York	100%
Manhattan GMAT Limited	England & Wales	100%
Kaplan K12 Learning Services, LLC	Delaware	100%
Kaplan Test Prep International, Inc.	California	100%
Kaplan International North America, LLC	California	100%
Kaplan Global Solutions, LLC	Delaware	100%
Aspect Education Sydney Pty Limited	Australia	100%
Aspect ILA Sydney Pty Limited	Australia	100%
International Language Academies Education (NZ) Limited	New Zealand	100%
ILA South Pacific Limited	New Zealand	100%
Hands On Consulting Limited	Hong Kong	100%
Hands On Education Consultants Co., Ltd.	Thailand	100%	(g)
Kaplan U.K. Limited	England & Wales	100%
Aspect Education Limited	England & Wales	100%
Aspect ILA Perth Pty Ltd	Australia	100%
BEO Limited	Hong Kong	100%
BEO KK	Japan	100%
BEO UK Limited	England & Wales	100%
Aspect (Beijing) Education Information Consulting Co. Ltd.	China (PR)	100%
Pacific Language Institute, Inc.	British Columbia	100%
Aspect Education UK Limited	England & Wales	100%
Aspect Educational Services Limited	England & Wales	100%
Aspect International Language Academies Limited	England & Wales	100%

Aspect International Language Schools Limited	Ireland	100%
Aspect Internationale Sprachschule GmbH	Germany	100%
Aspect Language Schools Limitada	Columbia	100%
Aspect Language Schools Limited	Switzerland	100%
Aspect S.A.R.L. France	France	100%
Aspect Education (Hong Kong) Limited	Hong Kong	100%
Kaplan International Colleges, C.A.	Venezuela	100%	(h)
Pro Linguis	Switzerland	100%
West of England Language Services Limited	England & Wales	100%
The Salisbury School of English Limited	England & Wales	100%
WELS (Australia) Pty Limited	Australia	100%
Kaplan International Holdings Limited	England & Wales	100%
Kaplan Higher Education Limited	England & Wales	100%
Tecnologias Servicios Logisticos y Aplicaciones, S.A.U.	Spain	100%
Soluciones Integrales de Formacion y Gestion Structuralia, S.A.U.	Spain	100%
Sociedad de Capacitacion Structuralia Chile Limitada	Chile	100%	(i)
Soluciones de Formacion en Infraestructuras e Ingenieria, Sociedad Civil	Mexico	100%	(j)
Kaplan Financial Limited	England & Wales	100%
Altior Limited	England & Wales	100%
Altior Consulting & Training Limited	England & Wales	100%
Hawksmere Limited	England & Wales	100%
Holborn College Limited	England & Wales	100%
Kaplan International Colleges U.K. Limited	England & Wales	100%
Kaplan Colleges Private Limited	India	100%
Kaplan International Colleges (Private) Limited	Pakistan	100%
Kaplan Glasgow Limited	England & Wales	100%
Kaplan International Colleges Limited	Nigeria	70%
Kaplan Liverpool Limited	England & Wales	100%
Kaplan NT Limited	England & Wales	100%
Kaplan US Limited	England & Wales	100%
Kaplan International College London Limited	England & Wales	100%
Kaplan Brighton Limited	England & Wales	100%
Kaplan UWE Limited	England & Wales	100%
Kaplan Bournemouth Limited	England & Wales	100%
Kaplan SHU Limited	England & Wales	100%
Kaplan Law School Limited	England & Wales	100%
Kaplan Open Learning Limited	England & Wales	100%
Kaplan Open Learning (Essex) Limited	England & Wales	100%
Kaplan Publishing Limited	England & Wales	100%
Kaplan Professional Awards Limited	England & Wales	100%
Kaplan Australia Holdings Pty Limited	Australia	100%
Kaplan Australia Pty Limited	Australia	100%
Kaplan Carrick Pty Ltd.	Australia	100%
Carrick Institute of Education Pty Ltd.	Australia	100%
Carrick Higher Education Pty Ltd.	Australia	100%
CMC – Training at Work Pty Ltd.	Australia	100%
Carrick Education Group Pty Ltd.	Australia	100%
Asia Pacific Finance Institute Pty Ltd.	Australia	100%
Kaplan Higher Education Pty Limited	Australia	100%
AUFP Pty Ltd.	Australia	100%
Kaplan Business School Pty Limited	Australia	100%
Bradford College Australia Pty Ltd.	Australia	100%
Tribeca Learning Pty Limited	Australia	100%
Kaplan Education Pty Limited	Australia	100%
Franklyn Scholar Pty Ltd.	Australia	100%
Franklyn Scholar (Victoria) Pty Ltd.	Australia	100%
Franklyn Scholar (Australia) Pty Ltd.	Australia	100%
Academy Holdings Nominees Pty Ltd.	Australia	100%

Academy Blue Pty Ltd.	Australia	100%
Sustainable Learning Australasia Pty Ltd.	Australia	100%
Academy Holdings Pty Ltd.	Australia	100%
Score! Learning, Inc.	Delaware	95.85%
eScore.com. Inc.	Delaware	100%
Score! Educational Centers, Inc.	California	100%
Washington Post/Kaplan IC Limited Company	Cyprus	100%
Wise Tactic Holdings Limited	British Virgin Islands	85%
PCH, Inc.	Delaware	100%
Celtic Healthcare, Inc.	Nevada	80%
Celtic Healthcare of Carlisle, Inc.	Pennsylvania	80%
Celtic Healthcare of E. MO, LLC	Pennsylvania	80%
Celtic Healthcare of S. IL, LLC	Pennsylvania	80%
Celtic Living Assistance Services, LLC	Pennsylvania	80%
Celtic Homecare, Inc.	Pennsylvania	80%
Celtic Support Services, Inc.	Pennsylvania	80%
Celtic Rehabilitation Services, Inc.	Pennsylvania	80%
Celtic Healthcare of NC PA, LLC	Pennsylvania	80%
Celtic Healthcare of NE PA, Inc.	Pennsylvania	80%
Celtic Healthcare of Westmoreland, LLC	Pennsylvania	80%
Celtic Geriatric Care Management, Inc.	Pennsylvania	80%
Celtic Hospice & Palliative Care Services of Carlisle, Inc.	Pennsylvania	80%
Celtic Hospice & Palliative Care Services of E. MO, LLC	Pennsylvania	80%
Celtic Hospice & Palliative Care Services of NC PA, LLC	Pennsylvania	80%
Celtic Hospice & Palliative Care Services of S. IL, LLC	Pennsylvania	80%
Celtic Healthcare of NE Ohio, Inc.	Ohio	80%
Celtic Community Services of NE Ohio, Inc.	Ohio	80%
Celtic Healthcare of Maryland, Inc.	Maryland	80%
Celtic Hospice & Palliative Care Services, LLC	Pennsylvania	48%
Celtic Hospice & Palliative Care Services of Westmoreland, LLC	Pennsylvania	48%
Celtic Private Care of IL & MO, LLC	Pennsylvania	80%
Post NW, LLC	New York	100%
Post-Newsweek Stations, Inc.	Delaware	100%
Post-Newsweek Stations, Florida, Inc.	Florida	100%
Post-Newsweek Stations, Houston GP, Inc.	Delaware	100%
Post-Newsweek Stations, Michigan, Inc.	Delaware	100%
Post-Newsweek Stations, Orlando, Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio GP, Inc.	Delaware	100%
Social Code LLC	Delaware	100%
The Slate Group, LLC	Delaware	100%
Tea Leaf Media, LLC	Delaware	100%

(a)   Forney Corporation owns .03% and Forney Maquila, LLC owns 99.97% of FMMX S. de R.L. de C.V. The combined ownership of Forney Maquila, LLC and Forney Coporation in FMMX S. de R.L. de C.V. is 100%.
(b) Forney Maquila, LLC owns .03% and FMMX s. de R.L. de C.V. owns 99.97% of FSM S. de R.L. de C.V. The combined ownership of Forney Maquila, LLC and FMMX S. de R.L. de C.V. in FSM S. de R.L. de C.V. is 100%.
(c)   Coxcourt Limited also owns 43.11% voting stock in Accountancy & Business College Holdings Limited. The combined stock ownership of Kaplan Netherlands B.V. and Coxcourt Limited in Accountancy & Business College Holdings Limited is 100%.
(d)   Kaplan Mexico Holdings, LLC also owns 1% stock in Kaplan Educational Services de Mexico, S. de R.L. de C.V. and Education HR Services Mexico, S. de R.L. de C.V. The combined ownership of Kaplan, Inc. and Kaplan Mexico Holdings, LLC in Kaplan Educational Services de Mexico, S. de R.L. de C.V. and Education HR Services Mexico, S. de R.L. de C.V. is 100%.
(e)   Quest Ventures, LLC is a Limited Partner of Texas Educational Ventures, LP. The combined ownership of Educational Ventures (Texas), Inc. and Quest Ventures, LLC in Texas Educational Ventures, LP is 100%.
(f)   Kaplan Colleges Private Limited also owns 4.35% stock in Kaplan (India) Private Limited. The combined ownership of Kaplan Mexico Holdings, LLC and Kaplan Colleges Private Limited in Kaplan (India) Private Limited is 100%.
(g) Hands On Consulting Limited owns 49% stock and Kaplan International, Inc. and Kaplan Test Prep International, Inc. each own 0.002% stock of Hands On Education Consultants Co., Ltd. The combined ownership of Kaplan, Inc., Hands On Consulting Limited, Kaplan International, Inc. and Kaplan Test Prep International, Inc. in Hands On Education Consultants Co., Ltd. is 100%.
(h)   Aspect Educational Services Limited also owns 5% stock in Kaplan International Colleges, C.A. The combined ownership of Aspect Educational Services Limited and Aspect Education Limited in Kaplan International Colleges, C.A. is 100%.

(i) Tecnologias Servicios Logisticos y Aplicaciones, S.A.U. owns 1% equity in Sociedad de Capacitacion Structuralia Chile Limitada. The combined ownership of Soluciones Integrales de Formacion y Gestion Structuralia, S.A.U. and Tecnologias Servicios Logisticos y Aplicaciones, S.A.U. in Sociedad de Capacitation Structuralia Chile Limitada is 100%
(j) Tecnologias Servicios Logisticos y Aplicaciones, S.A.U. also owns $1 (pesos mexicanos) equity in Soluciones de Formacion en Infraestructuras e Ingenieria, Sociedad Civil. The combined ownership of Soluciones Integrales de Formacion y Gestion Structuralia, S.A.U. and Tecnologias Servicios y Aplicaciones, S.A.U. in Soluciones de Formacion en Infrastructuras de Ingenieria, Sociedad Civil is 100%.

As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.